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                                                                   EXHIBIT 24(b)




TO WHOM IT MAY CONCERN:

     The undersigned does hereby consent to being named in the form S-1 Registration Statement of Riviera Tool Company, and the prospectus forming a part thereof, as a person selected to become a director of Riviera Tool Company upon completion of said offering.

                                        Very truly yours,

                                        /s/ Thomas H. Highley

Dated: December, 23, 1996               Thomas H. Highley